Grant Fitz Joins Blink Charging’s Board of Directors

Financial and Operational Strategist Brings Extensive International Business Development Experience

Miami Beach, Florida – August 9, 2018: Blink Charging Co. (NASDAQ: BLNK, BLNKW) (“Blink” or the “Company”), a leading owner, operator and provider of electric vehicle (EV) charging station products and networked EV charging services, announced today that its Board of Directors has elected Grant E. Fitz to become a member of the Board of Directors effective August 6, 2018. Mr. Fitz fills a current vacancy on the Blink Board and has been nominated for election at the upcoming Annual Meeting of Stockholders to serve for another year. Mr. Fitz is an independent director under Nasdaq listing rules and will also serve on the Blink Board’s Audit Committee.

Since June 2016, Mr. Fitz has been the Chief Financial Officer of Valassis, an industry leading digital and print media delivery company, which is owned by Harland Clarke Holdings whose parent company is MacAndrews & Forbes Holdings Inc. Mr. Fitz oversees the financial operations for Valassis and supports the development of its business strategies and internal controls. In 2017, Mr. Fitz was also named President of NCH Marketing Services, a leading coupon redemption company and Valassis subsidiary.

Mr. Fitz has many years of experience in finance for technology companies including his roles as Corporate Vice President and CFO of Xerox Corporation’s technology business, President of Xerox Financial Services, and a range of executive roles at General Motors (GM), such as Global Finance Director, Chief Risk Officer and Executive Director of Risk Management, CFO of GM Powertrain Europe, and General Director of GM Audit Services.

“Mr. Fitz is a significant addition to the Blink leadership team and represents an enormous step forward as we propel Blink into the global arena,” stated Blink’s Founder and Executive Chairman Michael D. Farkas. “The extensive experience Mr. Fitz brings to the table cannot be understated, particularly his work as an executive for one of the world’s most prominent automotive companies. His insights will help enable Blink to further our global expansion as we continue to align with car companies as they transition past the EV technology tipping point.”

“I am eager to join the board at this exciting time as Blink drives forward into a phase of widespread expansion,” said Mr. Fitz, continuing “Blink is positioned perfectly to capitalize on the mass market adoption of electric vehicles on the global stage and is moving forward to meet the inevitable widespread demand. I look forward to contributing my expertise to the management team and the Board as Blink navigates the global marketplace, identifying and managing risks while continuing a successful growth trajectory.”

About Blink Charging Co.:

Blink Charging Co. (NASDAQ: BLNK, BLNKW) is one of the leaders in nationwide public electric vehicle (EV) charging equipment and services, enabling EV drivers to easily charge at locations throughout the United States. Headquartered in Florida with offices in Arizona and California, Blink’s business is designed to accelerate EV adoption.

Blink Charging offers EV charging equipment and connectivity to the Blink Network, a cloud-based software that operates, manages and tracks the Blink EV charging stations and all the associated data. Blink also owns and operates EV charging equipment predominately under the Blink brand, as well as a number of other charging station equipment manufacturers such as Chargepoint, General Electric (GE) and SemaConnect. Blink has strategic property partners across multiple business sectors including multifamily residential and commercial properties, airports, colleges, municipalities, parking garages, shopping malls, retail parking, schools and workplaces.

For more information about Blink, please visit www.Blinkcharging.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink Charging Co. and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Charging Media Contact:

Stephanie Goldman/Mark Havenner

The Pollack PR Marketing Group

sgoldman@ppmgcorp.com /

mhavenner@ppmgcorp.com

(212) 601-9341